PROSPECTUS
NORTHWEST RESOURCES, INC.
3,000,000
SHARES OF COMMON STOCK
INITIAL PUBLIC OFFERING
___________________

This prospectus relates to our offering of 3,000,000 new shares of our common stock at an offering price of $0.006 per share. The minimum purchase for a single investor is $240 for 40,000 shares. The offering will commence promptly after the date of this prospectus and close no later than 120 days after the date of this prospectus. However, we may extend the offering for up to 90 days following the 120 day offering period. We will pay all expenses incurred in this offering. The shares are being offered by us on a “best efforts” basis and there can be no assurance that all or any of the shares offered will be subscribed.  If less than the maximum proceeds are available to us, our planned exploration and prospects could be adversely affected.  There is no minimum offering required for this offering to close. All funds received as a result of this offering will be immediately available to us for our general business purposes.  The Maximum Offering amount is 3,000,000 shares ($18,000).

The offering is a self-underwritten offering; there will be no underwriter involved in the sale of these securities. We intend to offer the securities through our officers and Directors, who will not be paid any commission for such sales.

	Offering Price	Underwriting Discounts and Commissions	Proceeds to Company
Per Share	$0.006	None	$0.006
Total (maximum offering)	$18,000	None	$18,000

Our common stock is presently not traded on any market or securities exchange.  The sales price to the public is fixed at $0.006 per share.

The purchase of the securities offered through this prospectus involves a high degree of risk.  See section entitled “Risk Factors” starting on page 7.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The information in this prospectus is not complete and may be changed.  We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective.  The prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

The Date of This Prospectus is: March 1, 2011

Page
Summary	5
Risk Factors	7
Risks Related To Our Financial Condition and Business Model	7
If we do not obtain additional financing, including the financing sought in this offering, our business will fail.	7
Because we will need additional financing to fund our planned exploration activities, our accountants believe there is substantial doubt about our ability to continue as a going concern.	7
Because we have only recently commenced business operations, we face a high risk of business failure.	8
Because our executive officer does not have any training specific to the technicalities of mineral exploration, there is a higher risk our business will fail.	8
Because our sole officer and director has no prior experience as a chief executive or as the head of a public company, we may be hindered in our ability to efficiently and competitively execute our business strategy and achieve profitability.	8
Because of the unique difficulties and uncertainties inherent in the mineral exploration business, we face a high risk of business failure.	8
Because we anticipate our operating expenses will increase prior to our earning revenues, we may never achieve profitability.	9
Because our offering will be conducted on a best efforts basis, there can be no assurance that we can raise the money we need.	9
Because our president has only agreed to provide his services on a part-time basis, he may not be able or willing to devote a sufficient amount of time to our business operations, causing our business to fail.	9
Because we will incur additional costs as the result of becoming a public company, our cash needs will increase and our ability to achieve net profitability may be delayed.	10
If we are unable to successfully compete within the mineral exploration business, we will not be able to achieve profitable operations.	10
Because the Check and Checkmate property has not been physically examined by our sole officer and director, we may face an enhanced risk that the property will not contain commercially viable deposits of gold or other minerals.	10
Because of factors beyond our control which could affect the marketability of any substances found, we may be difficulty selling any substances we discover.	10
Risks Related To Legal Uncertainty	11
Because we will be subject to compliance with government regulation which may change, the anticipated costs of our exploration program may increase.	11
Because the United States owns the land covered by the Check and Checkmate property, our ability to conduct mining operations on the property is subject to the regulatory supervision of the federal government and we can be ejected from the land and our interest in the land could be forfeit.	11
Risks Related To This Offering	11
If a market for our common stock does not develop, shareholders may be unable to sell their shares.	11
Because FINRA sales practice requirements may limit a stockholder’s ability to buy and sell our stock, investors may not be able to sell their stock should they desire to do so.	12
Because state securities laws may limit secondary trading, investors may be restricted as to the states in which they can sell the shares offered by this prospectus.	12

Because we do not expect to pay dividends for the foreseeable future, investors seeking cash dividends should not purchase our common stock.	12
Because we will be subject to the “Penny Stock” rules, the level of trading activity in our stock may be reduced.	13
If our shares are quoted on the over-the-counter bulletin board, we will be required to remain current in our filings with the SEC and our securities will not be eligible for quotation if we are not current in our filings with the SEC.	13
Because purchasers in this offering will experience immediate and substantial dilution in the net tangible book value of their common stock, you may experience difficulty recovering the value of your investment.	13
If we undertake future offerings of our common stock, purchasers in this offering will experience dilution of their ownership percentage.	13
Forward-Looking Statements	14
Use of Proceeds	14
Determination of Offering Price	15
Dilution	15
Plan of Distribution	16
Description of Securities	19
Interest of Named Experts and Counsel	22
Description of Business	22
Description of Property	31
Legal Proceedings	32
Market for Common Equity and Related Stockholder Matters	33
Financial Statements	35
Management Discussion and Analysis of Financial Condition and Results of Operations	36
Changes in and Disagreements with Accountants	38
Directors and Executive Officers	39
Executive Compensation	40
Security Ownership of Certain Beneficial Owners and Management	42
Disclosure of Commission Position on Indemnification for Securities Act Liabilities	42
Certain Relationships and Related Transactions	43
Available Information	43
Dealer Prospectus Delivery Obligation	43
Other Expenses of Issuance and Distribution	44
Indemnification of Directors and Officers	44
Recent Sales of Unregistered Securities	45
Exhibits	46
Undertakings	46
Signatures	48

Summary

Northwest Resources, Inc.

The Company

We are a exploration stage mineral exploration company incorporated in Nevada on May 21, 2010.  On June 22, 2010, we acquired a 100% ownership interest in the Check and Checkmate placer mining claim located in Plumas County, California.  The Check and Checkmate claim is located on federal lands administered by the U.S. Forest Service and the Bureau of Land Management.  Our ownership rights on the claim are limited to the exploration and extraction of mineral deposits subject to applicable regulations.  The Check and Checkmate claim is roughly 70 acres in size and is located on Little Blackhawk Creek near Quincy, California.

We have performed an initial reconnaissance sampling program on our mining claim.  Our initial sampling program indicated the presence of gold in the sediments which were sampled, with the highest and coarsest populations of gold being located in samples from older mining excavations taken from at or near the bedrock. Based upon the results of our initial reconnaissance sampling program, our consulting geologist has recommended an additional program of bulk sampling from both stream sediments and waste piles from historical excavations, as well as geophysical investigations.   Our planned additional exploration activities will be designed to explore for indications that the Check and Checkmate claim may contain commercially viable quantities of gold.  We have not identified commercially exploitable reserves of gold or other precious metals on the Check and Checkmate claim to date.  We are an exploration stage company and there is no assurance that commercially viable gold quantities exist on the Check and Checkmate mineral claim.

Further exploration activities beyond our currently planned exploration program will be dependent upon a number of factors, including our consulting geologist’s recommendations based upon the exploration program results, and our available funds.

Since we are in the exploration stage of our business plan, we have not yet earned any revenues from our planned operations. As of November 30, 2010, we had $9,904 cash on hand and current liabilities in the amount of $8,146. Accordingly, our working capital position as of November 30, 2010 was $1,758.  Since our inception through November 30, 2010, we have incurred a net loss of $11,742.  We attribute our net loss to having no revenues to offset our expenses and the professional fees related to the creation and operation of our business.  Our management estimates that, until such time that we are able to identify a commercially viable mineral deposit and to generate revenue from the extraction of gold on our mineral claims we will continue to experience negative cash flow.

Our fiscal year end is November 30.  Our principal offices are located at 1285 Baring Blvd., Sparks, Nevada 89434.  Our phone number is (775) 771-3176.

The Offering

Securities Being Offered	Up to 3,000,000 shares of our common stock.

Offering Price
The offering price of the common stock is $0.006 per share.  There is no public market for our common stock.  We cannot give any assurance that the shares offered will have a market value, or that they can be resold at the offered price if and when an active secondary market might develop, or that a public market for our securities may be sustained even if developed.  The absence of a public market for our stock will make it difficult to sell your shares in our stock.

Upon the effectiveness of the registration statement of which this prospectus is a part, we intend to apply through FINRA to the over-the-counter bulletin board, through a market maker that is a licensed broker dealer, to allow the trading of our common stock upon our becoming a reporting entity under the Securities Exchange Act of 1934. We currently have no market maker who is willing to list quotations for our stock. Further, even assuming we do locate such a market maker, it could take several months before the market maker’s listing application for our shares is approved.

Minimum Number of Shares To Be Sold in This Offering	n/a

Maximum Number of Shares To Be Sold in This Offering	3,000,000

Securities Issued and to be Issued	8,000,000 shares of our common stock are issued and outstanding as of the date of this prospectus. Our sole officer and director, Taylor Edgerton, owns an aggregate of 100% of the common shares of our company and therefore have substantial control. Upon the completion of this offering, our officers and directors will own an aggregate of approximately 72.73% of the issued and outstanding shares of our common stock if the maximum number of shares is sold.

Number of Shares Outstanding After The Offering If All The Shares Are Sold	11,000,000

Use of Proceeds	If we are successful at selling all the shares we are offering, our proceeds from this offering will be approximately $18,000. We intend to use these proceeds to execute our business plan.

Offering Period	The shares are being offered for a period up to 120 days after the date of this Prospectus, unless extended by us for an additional 90 days.

Summary Financial Information
Balance Sheet Data	Fiscal Year Ended November 30, 2010 (derived from audited financial information)
Cash	$9,904
Total Assets	$16,404
Liabilities	$8,146
Total Stockholder’s Equity	$8,258

Statement of Operations	May 21, 2010 (date of inception) to November 30, 2010 (derived from audited financial information)
Revenue	$0
Net Loss for Reporting Period	$11,742

Risk Factors

You should consider each of the following risk factors and any other information set forth herein and in our reports filed with the SEC, including our financial statements and related notes, in evaluating our business and prospects. The risks and uncertainties described below are not the only ones that impact on our operations and business. Additional risks and uncertainties not presently known to us, or that we currently consider immaterial, may also impair our business or operations. If any of the following risks actually occur, our business and financial results or prospects could be harmed. In that case, the value of the Common Stock could decline.

Risks Related To Our Financial Condition and Business Model

If we do not obtain additional financing, including the financing sought in this offering, our business will fail.

We have not yet commenced active operations and have not generated any revenue to date. Our business plan calls for expenses related to the continued exploration of our mineral claim and basic operating costs. Our cash requirements over the current fiscal year are expected to be approximately $23,000, consisting of approximately $15,000 for planned mineral exploration costs and $10,000 for professional fees.  As of November 30, 2010, we had cash on hand in the amount of $9,904 and working capital in the amount of $1,758.  Accordingly, our business will likely fail if we are unable to successfully complete this Offering at or near the maximum offering amount.

In the event that we are able to complete this Offering at or near the maximum offering amount, we estimate that our funds will be sufficient to complete Phase II of our planned exploration program and to meet our expected legal and account expenses through the end of the third quarter of our fiscal year beginning December 1, 2010.  If significant additional exploration activities beyond the plans outlined in this Prospectus are warranted and recommended by our consulting geologist, we will likely require additional financing in order to move forward with our exploration of the claim.  We currently do not have any operations and we have no income. In addition, we will require additional financing to sustain our business operations if we are not successful in earning revenues once exploration is complete.  If our exploration programs are successful in discovering commercially exploitable reserves, we will require significant additional funds in order to place the Check and Checkmate property into production. We currently do not have any firm arrangements for financing and we may not be able to obtain financing when required. Obtaining additional financing would be subject to a number of factors, including the market prices for gold and other metallic minerals and the costs of exploring for or commercial production of these materials. These factors may make the necessary timing, amount, terms or conditions of additional financing unavailable to us.

Because we will need additional financing to fund our planned exploration activities, our accountants believe there is substantial doubt about our ability to continue as a going concern.

We have incurred a net loss of $11,742 for the period from our inception, May 21, 2010, to November 30, 2010, and have no revenues.  Our future is dependent upon our ability to obtain financing and upon future profitable operations from the commercial exploitation of an interest in mineral claims. Our auditors have issued a going concern opinion and have raised substantial doubt about our continuance as a going concern. When an auditor issues a going concern opinion, the auditor has substantial doubt that the company will continue to operate indefinitely and not go out of business and liquidate its assets.  This is a significant risk to investors who purchase shares of our common stock because there is an increased risk that we may not be able to generate and/or raise enough resources to remain operational for an indefinite period of time. Potential investors should also be aware of the difficulties normally encountered by new mineral exploration companies and the high rate of failure of such enterprises.  The auditor’s going concern opinion may inhibit our ability to raise financing because we may not remain operational for an indefinite period of time resulting in potential investors failing to receive any return on their investment.

There is no history upon which to base any assumption as to the likelihood that we will prove successful, and it is doubtful that we will generate any operating revenues or ever achieve profitable operations. If we are unsuccessful in addressing these risks, our business will most likely fail.

Because we have only recently commenced business operations, we face a high risk of business failure.

We were incorporated on May 21, 2010, and have conducted only an initial reconnaissance sampling program on our mineral claim.  We have no significant history of ongoing operations, and additional exploration activities will be required in order to determine whether our mineral claim contains commercially exploitable quantities of gold.  As a result, we have no way to evaluate the likelihood that we will be able to operate the business successfully on an ongoing basis. We have not earned any revenues as of the date of this prospectus, and thus face a high risk of business failure.

Because our executive officer does not have any training specific to the technicalities of mineral exploration, there is a higher risk our business will fail.

Mr. Taylor Edgerton, our sole officer, sole director, and controlling shareholder, does not have any prior mining experience or any technical training as a geologist or an engineer.  As a result, our management may lack certain skills that are advantageous in managing an exploration company. In addition, Mr. Edgerton’s decisions and choices may not take into account standard engineering or managerial approaches mineral exploration companies commonly use. Consequently, our operations, earnings, and ultimate financial success could be impaired due to management’s lack of experience in geology and engineering.

Because our sole officer and director has no prior experience as a chief executive or as the head of a public company, we may be hindered in our ability to efficiently and competitively execute our business strategy and achieve profitability.

Our sole officer and director, Mr. Edgerton, lacks any prior experience as a company chief executive.  In addition, Mr. Edgerton has no experience managing a publicly reporting company.  Accordingly, Mr. Edgerton will be less effective than more experienced managers in efficiently managing our ongoing regulatory compliance obligations and in dealing with such matters as public relations, investor relations, and corporate governance.

Because of the unique difficulties and uncertainties inherent in the mineral exploration business, we face a high risk of business failure.

Potential investors should be aware of the difficulties normally encountered by new mineral exploration companies and the high rate of failure of such enterprises.  The likelihood of success must be considered in light of the problems, expenses, difficulties, complications and delays encountered in connection with the exploration of the mineral properties that we plan to undertake. These potential problems include, but are not limited to, unanticipated problems relating to exploration, and additional costs and expenses that may exceed current estimates. The search for valuable minerals also involves numerous hazards.  As a result, we may become subject to liability for such hazards, including pollution, cave-ins and other hazards against which we cannot insure or against which we may elect not to insure.  At the present time, we have no coverage to insure against these hazards. The payment of such liabilities may have a material adverse effect on our financial position.  In addition, there is no assurance that the expenditures to be made by us in the exploration of the mineral claims will result in the discovery of mineral deposits.  Problems such as unusual or unexpected formations and other conditions are involved in mineral exploration and often result in unsuccessful exploration efforts.

Because we anticipate our operating expenses will increase prior to our earning revenues, we may never achieve profitability.

Prior to completion of our exploration stage, we anticipate that we will incur increased operating expenses without realizing any revenues.  We expect to incur continuing and significant losses into the foreseeable future.  As a result of continuing losses, we may exhaust all of our resources and be unable to complete the exploration of the Check and Checkmate property.  Our accumulated deficit will continue to increase as we continue to incur losses.  We may not be able to earn profits or continue operations if we are unable to generate significant revenues from our mineral claim.  There is no history upon which to base any assumption as to the likelihood that we will be successful, and we may not be able to generate any operating revenues or ever achieve profitable operations.  If we are unsuccessful in addressing these risks, our business will most likely fail.

Because our offering will be conducted on a best efforts basis, there can be no assurance that we can raise the money we need.

The shares are being offered by us on a "best efforts" basis without benefit of a private placement agent. We can provide no assurance that this Offering will be completely sold out. If less than the maximum proceeds are available, our business plans and prospects for the current fiscal year could be adversely affected.

Because our president has only agreed to provide his services on a part-time basis, he may not be able or willing to devote a sufficient amount of time to our business operations, causing our business to fail.

Mr. Edgerton, our sole officer and director and devotes 5 to 10 hours per week to our business affairs. Currently, we do not have any full or part-time employees and rely upon outside contractors to assist with the performance of our projects on an as-needed basis.  If the demands of our business require the full business time of Mr. Edgerton, it is possible that he may not be able to devote sufficient time to the management of our business, as and when needed.  If our management is unable to devote a sufficient amount of time to manage our operations, our business will fail.

Because we will incur additional costs as the result of becoming a public company, our cash needs will increase and our ability to achieve net profitability may be delayed.

Upon effectiveness of our Registration Statement for the Offering, we will become a publicly reporting company and will be required to stay current in our filings with the SEC, including, but not limited to, quarterly and annual reports, current reports on materials events, and other filings that may be required from time to time.  We believe that, as a public company, our ongoing filings with the SEC will benefit shareholders in the form of greater transparency regarding our business activities and results of operations.   In becoming a public company, however, we will incur additional costs in the form of audit and accounting fees and legal fees for the professional services necessary to assist us in remaining current in our reporting obligations.  We expect that, during our first year of operations following the effectiveness of our Registration Statement, we will occur additional costs for professional fees in the approximate amount of $10,000.  These additional costs will increase our cash needs and may hinder or delay our ability to achieve net profitability even after we have begun to generate revenues from sales of our products.

If we are unable to successfully compete within the mineral exploration business, we will not be able to achieve profitable operations.

The mineral exploration business is highly competitive.  This industry has a multitude of competitors and no small number of competitors dominates this industry with respect to any of the large volume metallic minerals.  Our exploration activities will be focused on attempting to locate commercially viable gold deposits on the Check and Checkmate property.  Many of our competitors have greater financial resources than us.  As a result, we may experience difficulty competing with other businesses when conducting mineral exploration activities on the Check and Checkmate property.  If we are unable to retain qualified personnel to assist us in conducting mineral exploration activities on the Check and Checkmate property if a commercially viable deposit is found to exist, we may be unable to enter into production and achieve profitable operations.

Because the Check and Checkmate property has not been physically examined by our sole officer and director, we may face an enhanced risk that the property will not contain commercially viable deposits of gold or other minerals.

Our sole officer and director, Mr. Edgerton, has not yet visited the property.  As a result, we may face an enhanced risk that, upon management’s physical examination of the Check and Checkmate property, no commercially viable deposits of gold or other minerals will be located. In the event that our continuing exploration of the Check and Checkmate property reveals that no commercially viable deposits exist on the site, our business will likely fail.

Because of factors beyond our control which could affect the marketability of any substances found, we may be difficulty selling any substances we discover.

Even if commercial quantities of reserves are discovered, a ready market may not exist for the sale of the reserves. Numerous factors beyond our control may affect the marketability of any substances discovered.  These factors include market fluctuations, the proximity and capacity of natural resource markets and processing equipment, government regulations, including regulations relating to prices, taxes, royalties, land tenure, land use, importing and exporting of minerals and environmental protection.  These factors could inhibit our ability to sell minerals in the event that commercial amounts of minerals are found.

Risks Related To Legal Uncertainty

Because we will be subject to compliance with government regulation which may change, the anticipated costs of our exploration program may increase.

There are several governmental regulations that materially restrict mineral exploration or exploitation.  We may be required to obtain work permits, post bonds and perform remediation work for any physical disturbance to the land in order to comply with these regulations.   While our planned exploration program budgets for regulatory compliance, there is a risk that new regulations could increase our costs of doing business, prevent us from carrying out our exploration program, and make compliance with new regulations unduly burdensome.

Because the United States owns the land covered by the Check and Checkmate property, our ability to conduct mining operations on the property is subject to the regulatory supervision of the federal government and we can be ejected from the land and our interest in the land could be forfeit.

The land covered by the Check and Checkmate property is owned by the United States.  The availability to conduct an exploratory program on the property is subject to the regulatory oversight of the U.S. Forest Service and U.S. Bureau of Land Management.  In order to keep the Check and Checkmate claims in good standing with the government, exploration work on the mineral claim valued at certain minimal amounts stipulated by the government must be completed and reported on an annual basis.  In the event that these annual work and reporting requirements are not timely satisfied, we could lose our interest in the mineral claim and the mineral claim could then become available again to any party that wishes to stake an interest in these claims.  In addition, our ability to use mechanical excavating and processing equipment on the claim will be subject to a federal inspection and permitting process.  In the event that we experience unanticipated difficulty in obtaining the necessary permits, our planned exploration activities could be significantly delayed.

Risks Related To This Offering

If a market for our common stock does not develop, shareholders may be unable to sell their shares.

Prior to this offering, there has been no public market for our securities and there can be no assurance that an active trading market for the securities offered herein will develop after this offering, or, if developed, be sustained. We anticipate that, upon completion of this offering, the common stock will be eligible for quotation on the OTC Bulletin Board. If for any reason, however, our securities are not eligible for initial or continued quotation on the OTC Bulletin Board or a public trading market does not develop, purchasers of the common stock may have difficulty selling their securities should they desire to do so and purchasers of our common stock may lose their entire investment if they are unable to sell our securities. We currently have no market maker who is willing to list quotations for our stock. Further, even assuming we do locate such a market maker, it could take several months before the market maker’s listing application for our shares is approved.

Because FINRA sales practice requirements may limit a stockholder’s ability to buy and sell our stock, investors may not be able to sell their stock should they desire to do so.

In addition to the "penny stock" rules described below, FINRA has adopted rules that require that in recommending an investment to a customer, a broker-dealer must have reasonable grounds for believing that the investment is suitable for that customer. Prior to recommending speculative low priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer's financial status, tax status, investment objectives and other information. Under interpretations of these rules, FINRA believes that there is a high probability that speculative low priced securities will not be suitable for at least some customers. The FINRA requirements make it more difficult for broker-dealers to recommend that their customers buy our common stock, which may have the effect of reducing the level of trading activity in our common stock. As a result, fewer broker-dealers may be willing to make a market in our common stock, reducing a stockholder's ability to resell shares of our common stock.

Because state securities laws may limit secondary trading, investors may be restricted as to the states in which they can sell the shares offered by this prospectus.

If you purchase shares of our common stock sold in this offering, you may not be able to resell the shares in any state unless and until the shares of our common stock are qualified for secondary trading under the applicable securities laws of such state or there is confirmation that an exemption, such as listing in certain recognized securities manuals, is available for secondary trading in such state. There can be no assurance that we will be successful in registering or qualifying our common stock for secondary trading, or identifying an available exemption for secondary trading in our common stock in every state. If we fail to register or qualify, or to obtain or verify an exemption for the secondary trading of, our common stock in any particular state, the shares of common stock could not be offered or sold to, or purchased by, a resident of that state. In the event that a significant number of states refuse to permit secondary trading in our common stock, the market for the common stock will be limited which could drive down the market price of our common stock and reduce the liquidity of the shares of our common stock and a stockholder's ability to resell shares of our common stock at all or at current market prices, which could increase a stockholder's risk of losing some or all of his investment.

Because we do not expect to pay dividends for the foreseeable future, investors seeking cash dividends should not purchase our common stock.

We have never declared or paid any cash dividends on our common stock. We currently intend to retain future earnings, if any, to finance the expansion of our business. As a result, we do not anticipate paying any cash dividends in the foreseeable future. Our payment of any future dividends will be at the discretion of our board of directors after taking into account various factors, including but not limited to our financial condition, operating results, cash needs, growth plans and the terms of any credit agreements that we may be a party to at the time. Accordingly, investors must rely on sales of their own common stock after price appreciation, which may never occur, as the only way to realize their investment. Investors seeking cash dividends should not purchase our common stock.

Because we will be subject to the “Penny Stock” rules, the level of trading activity in our stock may be reduced.

Broker-dealer practices in connection with transactions in “penny stocks” are regulated by penny stock rules adopted by the Securities and Exchange Commission. Penny stocks generally are equity securities with a price of less than $5.00 (other than securities registered on some national securities exchanges or quoted on Nasdaq). The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document that provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction, and, if the broker-dealer is the sole market maker, the broker-dealer must disclose this fact and the broker-dealer’s presumed control over the market, and monthly account statements showing the market value of each penny stock held in the customer’s account. In addition, broker-dealers who sell these securities to persons other than established customers and “accredited investors” must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction. Consequently, these requirements may have the effect of reducing the level of trading activity, if any, in the secondary market for a security subject to the penny stock rules, and investors in our common stock may find it difficult to sell their shares.

If our shares are quoted on the over-the-counter bulletin board, we will be required to remain current in our filings with the SEC and our securities will not be eligible for quotation if we are not current in our filings with the SEC.

In the event that our shares are quoted on the over-the-counter bulletin board, we will be required order to remain current in our filings with the SEC in order for shares of our common stock to be eligible for quotation on the over-the-counter bulletin board. In the event that we become delinquent in our required filings with the SEC, quotation of our common stock will be terminated following a 30 day grace period if we do not make our required filing during that time. If our shares are not eligible for quotation on the over-the-counter bulletin board, investors in our common stock may find it difficult to sell their shares.

Because purchasers in this offering will experience immediate and substantial dilution in the net tangible book value of their common stock, you may experience difficulty recovering the value of your investment.

Purchasers of our securities in this offering will experience immediate and substantial dilution in the net tangible book value of their common stock from the initial public offering price.  Dilution in net tangible book value per share represents the difference between the amount per share paid by purchasers of shares of our common stock in this offering and the pro forma net tangible book value per share of our common stock immediately following this offering.  The dilution experienced by investors in this offering will result in a net tangible book value per share that is less than the offering price of $0.006 per share.  Such dilution may depress the value of the company’s common stock and make it more difficult to recover the value of your investment in a timely manner should you chose sell your shares.

If we undertake future offerings of our common stock, purchasers in this offering will experience dilution of their ownership percentage.

Generally, existing shareholders will experience dilution of their ownership percentage in the company if and when additional shares of common stock are offered and sold.  In the future, we may be required to seek additional equity funding in the form of private or public offerings of our common stock.  In the event that we undertake subsequent offerings of common stock, your ownership percentage, voting power as a common shareholder, and earnings per share, if any, will be proportionately diluted.  This may, in turn, result in a substantial decrease in the per-share value of your common stock.

Forward-Looking Statements

This prospectus contains forward-looking statements that involve risks and uncertainties.  We use words such as anticipate, believe, plan, expect, future, intend and similar expressions to identify such forward-looking statements.  The actual results could differ materially from our forward-looking statements.  Our actual results are most likely to differ materially from those anticipated in these forward-looking statements for many reasons, including the risks faced by us described in this Risk Factors section and elsewhere in this prospectus.

Use of Proceeds

The net proceeds to us from the sale of up to 3,000,000 shares of common stock offered at a public offering price of $0.006 per share will vary depending upon the total number of shares sold. The following table summarizes, in order of priority the anticipated application of the proceeds we will receive from this Offering if the maximum number of shares is sold:

	Amount Assuming Maximum Offering	Percent of Maximum
GROSS OFFERING	$18,000	100.0%
Commission 1	$0	0.0%
Net Proceeds	$18,000	100.0%
USE OF NET PROCEEDS
Mineral exploration 2	$15,000	83.33%
Legal and accounting 3	$3,000	16.67%
TOTAL APPLICATION OF NET PROCEEDS	$18,000	100.0%

1 Commissions: Shares will be offered and sold by us without special compensation or other remuneration for such efforts. We do not plan to enter into agreements with finders or securities broker-dealers whereby the finders or broker-dealers would be involved in the sale of the Shares to the investors. Shares will be sold directly by us, and no fee or commission will be paid.

2 Mineral exploration: We intend to use between approximately $15,000 of the net proceeds of this Offering to perform Phase II of our mineral exploration plan on the Check and Checkmate mineral claim.

3 Legal and accounting:  A portion of the proceeds will be used to pay legal, accounting, and related compliance costs to be incurred on a periodic basis as a result of our becoming a public company. Our legal and accounting expenses incurred in connection with this Offering were accrued in November of 2010 and will be paid from cash currently on hand.

In the event that less than the maximum number of shares is sold we anticipate application of the proceeds we will receive from this Offering, in order of priority, will be as follows:

	Amount Assuming 75% of Offering	Percent	Amount Assuming 50% of Offering	Percent	Amount Assuming 25% of Offering	Percent
GROSS OFFERING	$13,500	100.0%	$9,000	100.0%	$4,500	100.0%
Commission	$0	0.0%	$0	0.0%	$0	0.0%
Net Proceeds	$13,500	100.0%	$9,000	100.0%	$4,500	100.0%
USE OF NET PROCEEDS
Mineral exploration	$10,500	77.78%	$6,000	66.67%	$1,500	33.33%
Legal and accounting	$3,000	22.22%	$3,000	33.33%	$3,000	66.67%
TOTAL APPLICATION OF NET PROCEEDS	$13,500	100.0%	$9,000	100.0%	$4,500	100.0%

Determination of Offering Price

The $0.006 per share offering price of our common stock was arbitrarily chosen by management. There is no relationship between this price and our assets, earnings, book value or any other objective criteria of value.

Dilution

Purchasers of our securities in this offering will experience immediate and substantial dilution in the net tangible book value of their common stock from the initial public offering price.

The historical net tangible book value as of November 30, 2010 was $8,258 or $0.0010 per share. Historical net tangible book value per share of common stock is equal to our total tangible assets less total liabilities, divided by the number of shares of common stock outstanding as of November 30, 2010.  Adjusted to give effect to the receipt of net proceeds from the sale of the maximum of 3,000,000 shares of common stock for $18,000, net tangible book value will be approximately $0.0024 per share.  This will represent an immediate increase of approximately $0.0014 per share to existing stockholders and an immediate and substantial dilution of approximately $0.0036 per share, or approximately 60.00%, to new investors purchasing our securities in this offering. Dilution in pro forma net tangible book value per share represents the difference between the amount per share paid by purchasers of shares of our common stock in this offering and the pro forma net tangible book value per share of our common stock immediately following this offering.

The following table sets forth as of November 30, 2010, the number of shares of common stock purchased from us and the total consideration paid by our existing stockholders and by new investors in this offering if new investors purchase the maximum offering, assuming a purchase price in this offering of $0.006 per share of common stock.

	Number	Percent	Amount
Existing Stockholders	8,000,000	73.73%	$20,000
New Investors	3,000,000	27.27%	$18,000
Total	11,000,000	100.00%	$22,000

 Plan Of Distribution
There Is No Current Market for Our Shares of Common Stock

There is currently no market for our shares. We cannot give you any assurance that the shares you purchase will ever have a market or that if a market for our shares ever develops, that you will be able to sell your shares. In addition, even if a public market for our shares develops, there is no assurance that a secondary public market will be sustained.

The shares are being offered by us on a “best efforts” basis and there can be no assurance that all or any of the shares offered will be subscribed.  If less than the maximum proceeds are available to us, our planned exploration  and prospects could be adversely affected.  There is no minimum offering required for this offering to close. All funds received as a result of this offering will be immediately available to us for our general business purposes.

The OTC Bulletin Board is maintained by the Financial Industry Regulatory Authority. The securities traded on the Bulletin Board are not listed or traded on the floor of an organized national or regional stock exchange. Instead, these securities transactions are conducted through a telephone and computer network connecting dealers in stocks. Over-the-counter stocks are traditionally smaller companies that do not meet the financial and other listing requirements of a regional or national stock exchange.

Even if our shares are quoted on the OTC Bulletin Board, a purchaser of our shares may not be able to resell the shares. Broker-dealers may be discouraged from effecting transactions in our shares because they will be considered penny stocks and will be subject to the penny stock rules. Rules 15g-1 through 15g-9 promulgated under the Securities Exchange Act of 1934, as amended, impose sales practice and disclosure requirements on FINRA brokers-dealers who make a market in a "penny stock." A penny stock generally includes any non-NASDAQ equity security that has a market price of less than $5.00 per share. Under the penny stock regulations, a broker-dealer selling penny stock to anyone other than an established customer or "accredited investor" (generally, an individual with net worth in excess of $1,000,000 or an annual income exceeding $200,000, or $300,000 together with his or her spouse) must make a special suitability determination for the purchaser and must receive the purchaser's written consent to the transaction prior to sale, unless the broker-dealer or the transactions is otherwise exempt. In addition, the penny stock regulations require the broker-dealer to deliver, prior to any transaction involving a penny stock, a disclosure schedule prepared by the Commission relating to the penny stock market, unless the broker-dealer or the transaction is otherwise exempt. A broker-dealer is also required to disclose commissions payable to the broker-dealer and the registered representative and current quotations for the securities. Finally, a broker-dealer is required to send monthly statements disclosing recent price information with respect to the penny stock held in a customer's account and information with respect to the limited market in penny stocks.

The additional sales practice and disclosure requirements imposed upon brokers-dealers may discourage broker-dealers from effecting transactions in our shares, which could severely limit the market liquidity of the shares and impede the sale of our shares in the secondary market, assuming one develops.

The Offering will be Sold by Our Officer and Director

We are offering up to a total of 3,000,000 shares of common stock. The offering price is $0.006 per share. The offering will be for a period of 120 days from the effective date and may be extended for an additional 90 days if we choose to do so. In our sole discretion, we have the right to terminate the offering at any time, even before we have sold the 3,000,000 shares. There are no specific events which might trigger our decision to terminate the offering.

The shares are being offered by us on a “best efforts” basis and there can be no assurance that all or any of the shares offered will be subscribed.  If less than the maximum proceeds are available to us, our development and prospects could be adversely affected.  There is no minimum offering required for this offering to close. All funds received as a result of this offering will be immediately available to us for our general business purposes.

We cannot assure you that all or any of the shares offered under this prospectus will be sold. No one has committed to purchase any of the shares offered. Therefore, we may sell only a nominal amount of shares, in which case our ability to execute our business plan might be negatively impacted. We reserve the right to withdraw or cancel this offering and to accept or reject any subscription in whole or in part, for any reason or for no reason. Subscriptions will be accepted or rejected promptly. All monies from rejected subscriptions will be returned immediately by us to the subscriber, without interest or deductions. Certificates for shares purchased will be issued and distributed by our transfer agent promptly after a subscription is accepted and "good funds" are received in our account.

If it turns out that we have not raised enough money to effectuate our business plan, we will try to raise additional funds from a second public offering, a private placement or loans. At the present time, we have not made any plans to raise additional money and there is no assurance that we would be able to raise additional money in the future. If we need additional money and are not successful, we will have to suspend or cease operations.

We will sell the shares in this offering through our officer and director. The officer and Director engaged in the sale of the securities will receive no commission from the sale of the shares nor will he register as broker-dealers pursuant to Section 15 of the Securities Exchange Act of 1934 in reliance upon Rule 3(a) 4-1. Rule 3(a) 4-1 sets forth those conditions under which a person associated with an issuer may participate in the offering of the issuer's securities and not be deemed to be a broker-dealer. Our officer and director satisfies the requirements of Rule 3(a) 4-1 in that:

1.	They are not subject to a statutory disqualification, as that term is defined in Section 3(a)(39) of the Act, at the time of his or her participation; and

2.	They are not compensated in connection with their participation by the payment of commissions or other remuneration based either directly or indirectly on transactions in securities; and

3.	They are not, at the time of their participation, an associated person of a broker- dealer; and

4.
They meet the conditions of Paragraph (a)(4)(ii) of Rule 3(a)4-1 of the Exchange Act, in that they (A) primarily perform, or are intended primarily to perform at the end of the offering, substantial duties for or on behalf of the issuer otherwise than in connection with transactions in securities; and (B) are not brokers or dealers, or an associated person of a broker or dealer, within the preceding twelve (12) months; and (C) do not participate in selling and offering of securities for any issuer more than once every twelve (12) months other than in reliance on Paragraphs (a)(4)(i) or (a)(4)(iii).

As long as we satisfy all of these conditions, we are comfortable that we will be able to satisfy the requirements of Rule 3(a)4-1 of the Exchange Act.

As our officers and director will sell the shares being offered pursuant to this offering, Regulation M prohibits the Company and its officers and directors from certain types of trading activities during the time of distribution of our securities. Specifically, Regulation M prohibits our officers and directors from bidding for or purchasing any common stock or attempting to induce any other person to purchase any common stock, until the distribution of our securities pursuant to this offering has ended.

We have no intention of inviting broker-dealer participation in this offering.

Offering Period and Expiration Date

This offering will commence on the effective date of this prospectus, as determined by the Securities and Exchange Commission and continue for a period of 120 days. We may extend the offering for an additional 90 days unless the offering is completed or otherwise terminated by us. Funds received from investors will be counted towards the minimum subscription amount only if the form of payment, such as a check, clears the banking system and represents immediately available funds held by us prior to the termination of the 120-day subscription period, or prior to the termination of the extended subscription period if extended by our Board of Directors.

Procedures for Subscribing

If you decide to subscribe for any shares in this offering, you must deliver a check or certified funds for acceptance or rejection. The minimum investment amount for a single investor is $240 for 40,000 shares. All checks for subscriptions must be made payable to "Northwest Resources, Inc.”

Right to Reject Subscriptions

We maintain the right to accept or reject subscriptions in whole or in part, for any reason or for no reason. All monies from rejected subscriptions will be returned immediately by us to the subscriber, without interest or deductions. Subscriptions for securities will be accepted or rejected within 48 hours of our having received them.

Description of Securities

Our authorized capital stock consists of 90,000,000 shares of common stock, with a par value of $0.001 per share, and 10,000,000 shares of preferred stock, par value $0.001 per share.   As of November 30, 2010, there were 8,000,000 shares of our common stock issued and outstanding.  Our shares are currently held by one (1) stockholder of record. We have not issued any shares of preferred stock.

Common Stock

Our common stock is entitled to one vote per share on all matters submitted to a vote of the stockholders, including the election of directors. Except as otherwise required by law or provided in any resolution adopted by our board of directors with respect to any series of preferred stock, the holders of our common stock will possess all voting power. Generally, all matters to be voted on by stockholders must be approved by a majority (or, in the case of election of directors, by a plurality) of the votes entitled to be cast by all shares of our common stock that are present in person or represented by proxy, subject to any voting rights granted to holders of any preferred stock. Holders of our common stock representing fifty percent (50%) of our capital stock issued, outstanding and entitled to vote, represented in person or by proxy, are necessary to constitute a quorum at any meeting of our stockholders.  A vote by the holders of a majority of our outstanding shares is required to effectuate certain fundamental corporate changes such as liquidation, merger or an amendment to our Articles of Incorporation. Our Articles of Incorporation do not provide for cumulative voting in the election of directors.

Subject to any preferential rights of any outstanding series of preferred stock created by  our board of directors from time to time, the holders of shares of our common stock will be entitled to such cash dividends as may be declared from time to time by our board of directors from funds available therefore.

Subject to any preferential rights of any outstanding series of preferred stock created from time to time by our board of directors, upon liquidation, dissolution or winding up, the holders of shares of our common stock will be entitled to receive pro rata all assets available for distribution to such holders.

In the event of any merger or consolidation with or into another company in connection with which shares of our common stock are converted into or exchangeable for shares of stock, other securities or property (including cash), all holders of our common stock will be entitled to receive the same kind and amount of shares of stock and other securities and property (including cash). Holders of our common stock have no pre-emptive rights, no conversion rights and there are no redemption provisions applicable to our common stock.

Preferred Stock

Our board of directors may become authorized to authorize preferred shares of stock and to divide the authorized shares of our preferred stock into one or more series, each of which must be so designated as to distinguish the shares of each series of preferred stock from the shares of all other series and classes. Our board of directors is authorized, within any limitations prescribed by law and our articles of incorporation, to fix and determine the designations, rights, qualifications, preferences, limitations and terms of the shares of any series of preferred stock including, but not limited to, the following:

1.	The number of shares constituting that series and the distinctive designation of that series, which may be by distinguishing number, letter or title;

2.
The dividend rate on the shares of that series, whether dividends will be cumulative, and if so, from which date(s), and the relative rights of priority, if any, of payment of dividends on shares of that series;

3.	Whether that series will have voting rights, in addition to the voting rights provided by law, and, if so, the terms of such voting rights;

4.
Whether that series will have conversion privileges, and, if so, the terms and conditions of such conversion, including provision for adjustment of the conversion rate in such events as the Board of Directors determines;

5.
Whether or not the shares of that series will be redeemable, and, if so, the terms and conditions of such redemption, including the date or date upon or after which they are redeemable, and the amount per share payable in case of redemption, which amount may vary under different conditions and at different redemption dates;

6.	Whether that series will have a sinking fund for the redemption or purchase of shares of that series, and, if so, the terms and amount of such sinking fund;

7.
The rights of the shares of that series in the event of voluntary or involuntary liquidation, dissolution or winding up of the corporation, and the relative rights of priority, if any, of payment of shares of that series;

8.	Any other relative rights, preferences and limitations of that series

Provisions in Our Articles of Incorporation and By-Laws That Would Delay, Defer or Prevent a Change in Control

Our articles of incorporation authorize our board of directors to issue a class of preferred stock commonly known as a "blank check" preferred stock. Specifically, the preferred stock may be issued from time to time by the board of directors as shares of one (1) or more classes or series. Our board of directors, subject to the provisions of our Articles of Incorporation and limitations imposed by law, is authorized to adopt resolutions; to issue the shares; to fix the number of shares; to change the number of shares constituting any series; and to provide for or change the following: the voting powers; designations; preferences; and relative, participating, optional or other special rights, qualifications, limitations or restrictions, including the following: dividend rights, including whether dividends are cumulative; dividend rates; terms of redemption, including sinking fund provisions; redemption prices; conversion rights and liquidation preferences of the shares constituting any class or series of the preferred stock.

In each such case, we will not need any further action or vote by our shareholders. One of the effects of undesignated preferred stock may be to enable the board of directors to render more difficult or to discourage an attempt to obtain control of us by means of a tender offer, proxy contest, merger or otherwise, and thereby to protect the continuity of our management. The issuance of shares of preferred stock pursuant to the board of director's authority described above may adversely affect the rights of holders of common stock. For example, preferred stock issued by us may rank prior to the common stock as to dividend rights, liquidation preference or both, may have full or limited voting rights and may be convertible into shares of common stock. Accordingly, the issuance of shares of preferred stock may discourage bids for the common stock at a premium or may otherwise adversely affect the market price of the common stock.

Dividend Policy

We have never declared or paid any cash dividends on our common stock.  We currently intend to retain future earnings, if any, to finance the expansion of our business. As a result, we do not anticipate paying any cash dividends in the foreseeable future.

Share Purchase Warrants

We have not issued and do not have outstanding any warrants to purchase shares of our common stock.

Options

We have not issued and do not have outstanding any options to purchase shares of our common stock.

Convertible Securities

We have not issued and do not have outstanding any securities convertible into shares of our common stock or any rights convertible or exchangeable into shares of our common stock.

Nevada Anti-Takeover Laws

Nevada Revised Statutes sections 78.378 to 78.379 provide state regulation over the acquisition of a controlling interest in certain Nevada corporations unless the articles of incorporation or bylaws of the corporation provide that the provisions of these sections do not apply.  Our articles of incorporation and bylaws do not state that these provisions do not apply.  The statute creates a number of restrictions on the ability of a person or entity to acquire control of a Nevada company by setting down certain rules of conduct and voting restrictions in any acquisition attempt, among other things. The statute is limited to corporations that are organized in the state of Nevada and that have 200 or more stockholders, at least 100 of whom are stockholders of record and residents of the State of Nevada; and does business in the State of Nevada directly or through an affiliated corporation. Because of these conditions, the statute currently does not apply to our company.

Interests of Named Experts and Counsel

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in the registrant or any of its parents or subsidiaries. Nor was any such person connected with the registrant or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

Rory Vohwinkel, Esq., our independent legal counsel, has provided an opinion on the validity of our common stock.

Silberstein Ungar, PLLC, Certified Public Accountants, have audited our financial statements included in this prospectus and registration statement to the extent and for the periods set forth in their audit report.  Silberstein Ungar, PLLC has presented their report with respect to our audited financial statements.  The report of Silberstein Ungar, PLLC is included in reliance upon their authority as experts in accounting and auditing.

Description of Business

Principal Place of Business

Our principal offices are located at 1285 Baring Blvd., Sparks, Nevada 89434.  Our officer and director provides office services free of charge.

In General

We are an exploration stage company engaged in the exploration of mineral properties.  We have acquired a block of mineral claims that we refer to as the Check and Checkmate claim, Bureau of Land Management California Mining Claim No. CAMC 296945. Additional exploration of this mineral claim is required before a final determination as to its viability can be made. The property consists of approximately 70 acres and is located on federal land in Plumas County, California.  The Check and Checkmate claim is a placer mining claim which was located by an association of four individuals on April 4, 2010.  Mining claims on federal land are staked by the placement of a discovery monument on the claim in a conspicuous place.  In California, notice of the claim location is then recorded with the county recorder for the county in which the claim is located.  The Check and Checkmate claim was staked by the placement of discovery monument secured in a mound of stone on the property.  Notice of the claim location was then recorded with the Plumas County, California recorder on June 15, 2010. The Check and Checkmate claim is an unpatented mining claim and our rights to the property are restricted to the exploration and extraction of a mineral deposit. See generally, “Compliance with Governmental Regulation,” below.  We acquired a 100% interest in the Check and Checkmate mineral claim on June 22, 2010 for a purchase price of $6,500.  Our ownership was conveyed from the original locators by way of quitclaim deed which was recorded in the Plumas County, California, with copy being furnished to the Bureau of Land Management. We are the sole owner of the Check and Checkmate claim and there are no royalty agreements or other contractual interests in the claim. Certain conditions must be met in order for our rights in the Check and Checkmate claim to be maintained.  All federal mining claimants must pay an annual maintenance fee per claim or site to the BLM (currently $140 per claim). Because we own an interest in 10 or fewer mining claims nationwide, we have the option of performing assessment work in the minimum amount of $100 in labor or improvements on each claim, and recording evidence of such with the BLM by December 30 of the calendar year in which the assessment year ended. The charge for recording an affidavit of annual labor or representation with BLM is $10 per claim.

Through our consulting geologist, we have performed an initial reconnaissance sampling program on our mining claim.  Our initial sampling program indicated the presence of gold in the sediments which were sampled, with the highest and coarsest populations of gold being located in samples from older mining excavations taken from at or near the bedrock. Based upon the results of our initial reconnaissance sampling program, our consulting geologist has recommended an additional program of bulk sampling from both stream sediments and waste piles from historical excavations, as well as geophysical investigations.   Our planned additional exploration activities will be designed to explore for indications that the Check and Checkmate claim may contain commercially viable quantities of gold.  We have not identified commercially exploitable reserves of gold or other precious metals on the Check and Checkmate claim to date.  We are an exploration stage company and there is no assurance that commercially viable gold quantities exist on the Check and Checkmate mineral claim.  In addition, our sole officer and director, Mr. Edgerton, has not yet visited the property.  As a result, we may face an enhanced risk that, upon management’s physical examination of the Check and Checkmate property, no commercially viable deposits of gold or other minerals will be located.

 The Check and Checkmate property is without known reserves and our proposed program is exploratory in nature.

Location and Means of Access to the Check and Checkmate Claim

The Check and Checkmate mining claim is located about three miles north-northwest of Quincy in a remote forested region of west central Plumas County. Access to the claim from Quincy is about 3.5 miles north on California State Highway 70/89 and left on Blackhawk Road/Plumas County Road 420. The road is paved to about 1.3 miles where it ends and a number of dirt roads radiate in multiple directions, the most prominent of which is the well signed Snake Lake Road. The claim access is a dirt road to the left just before the Snake Lake Road. It winds through the trees for about two tenths of a mile where it ends at a pond that is referred to by locals as “Newton Pond,” however, there is no official name. There are a number of two-track roads that service various spots on the claim and excellent foot trails access the upper portions of the claim.

Plumas County, is warmest during summer and coolest in the winter, and is typical of Sierra Nevada Range climate. The warmest month of the year is July with an average maximum temperature of 91.0°F, while the coldest month of the year is January with an average minimum temperature of 21.9°F. Average minimum temperatures are below freezing from October through April. Maximum temperatures can reach over 100°F and minimum temperatures can fall below 0°F.  Winter months are wetter than summer months. The wettest month of the year is January with an average rainfall of 7.6 inches. Snow usually stays on the ground from December to March and snow depths can be as much as three feet. Abnormal years have seen more than six feet of snow.

Acquisition and Ownership of the Check and Checkmate Mineral Claim.

We have acquired a 100% interest in the Check and Checkmate mineral claim on June 22, 2010 for a purchase price of $6,500.  Our ownership was conveyed from the seller by way of quitclaim deed which was recorded in the Plumas County, California, with copy being furnished to the Bureau of Land Management.  All federal mining claimants must pay an annual maintenance fee per claim or site to the BLM (currently $140 per claim). Because we own an interest in 10 or fewer mining claims nationwide, we have the option of performing assessment work in the minimum amount of $100 in labor or improvements on each claim, and recording evidence of such with the BLM by December 30 of the calendar year in which the assessment year ended. The charge for recording an affidavit of annual labor or representation with BLM is $10 per claim.

History of Previous Mining Operations on the Check and Checkmate Claim and Condition of the Property

Historic mining on Little Blackhawk Creek began in the late 1800s and various activities have been performed since then. The Newtown Consolidated Placer Mines were located on the claim. There are numerous existing disturbances include test pits, tailing piles, empty water reservoirs with earth berm-dams, ditches, shafts, one steel-cased mine shaft, and a man-made pond on the claim.

The Newtown Consolidated Placer Mines consisted of about 4,000 feet of stream channel situated in a relatively wide ravine in the approximate location of the man-made pond located on the Check and Checkmate claim.  The mine used drifting and hydraulic mining techniques to mine the gold. Drifting consisted of vertical shafts sunk through the overburden to bedrock and horizontal tunnels pioneered the bedrock contact. During our consulting geologist’s reconnaissance of the claim, twenty-two shafts were identified. Some shafts were dug as much as 70 feet before they hit bedrock. Groundwater was a significant problem for the drifters and drain tunnels were planned, however, it is not clear if they were completed.

Newton Pond is a man-made pond on the claim of approximately one-half acre in size. According to a nearby property owner, it was dug in the 1950s to provide water to the adjacent Imperial Mine. The pond was excavated using a bulldozer to nearly bedrock when the dozer hit a clay layer and punctured an artesian aquifer. The incoming water quickly saturated the clay and the dozer became trapped. A second dozer tried to pull it out but nearly became stuck as well, and they had to leave the first dozer in the hole.

Of particular interest is that the dozer merely pushed the material out of the hole into two large piles one at the north end and the other along the eastern margin of the pond. A reconnaissance of the sediments shows a high population of subrounded to sub-angular clasts, with diameters up to 12-18 inches. During historic mining activities, the surface water was used to process placer mining concentrates. When shafts were dug to reach the alluvial-bedrock contact, groundwater was said to be a major issue. Miners would excavate the shafts on the flanks of the valley and trace the bedrock contact towards the valley center for as long as they could tread water, and then abandon the operation. In 1913, the Newton Consolidated Placer Mines Company started the Jackass tunnel from a down-valley location to drain the Newton Flat groundwater so that bedrock mining could continue. There is no report available to verify that this tunnel was completed or of the extent of their progress. There are reports of other dewatering tunnels that were dug by 1918, including the 700-foot Jeffery tunnel and the 500-foot Cabe tunnel, but there are no reports that they achieved their goals. Near-surface groundwater was observed in one of the remnant digs on the claim and is present at a depth of about 23 feet below the surface in the “cased” mine shaft.

There is currently no electrical power available on the Check and Checkmate claim.

Work Completed By Northwest Resources, Inc. to Date and Planned Geological Exploration Program

Our consulting geologist, Charles P. Watson, CA Professional Geologist #7818, has performed a reconnaissance-level mineral assessment of the property to outline its potential for a commercial-grade placer operation. The reconnaissance included a review of the historic mining activities, outlining site characteristics, and sampling targeted waste piles from historic drift mining and the recent sediments from the active creek. Simple hand tools were used to sample various sites and non-mechanized processing equipment was employed to concentrate the material. Our reconnaissance sampling of the Check and Checkmate placer claim consisted of taking samples of the shaft waste piles and targeting recent sediments from the active creek. The purpose was to characterize the sediments sampled with respect the potential for economic gold recovery. Simple hand tools were used to sample various sites and non-mechanized processing equipment was employed to concentrate the material.

Our sampling activities were conducted on July 24 and 25, 2010. Three waste piles from shaft excavations were chosen to represent the subsurface materials, and three locations along the active stream channel was chosen to represent the surface material. Material to be processed from the waste piles were selected to represent the last materials excavated from the shafts, thus representing the deepest material excavated and likely from the bedrock. Test holes were excavated to a depth of 1-2 feet below the surface using picks and shovels, whereupon the material was collected into buckets and transported to the processing site. Samples from the creek sediments were taken from both the remnant bank deposits as well as the active channel. Bedrock was not exposed, therefore no samples were obtained from on or near the bedrock. Holes were dug 1-3 feet below the surface, or until groundwater overwhelmed the procedures.

As the material was washed, clast angular-rounded notations were made and compared to the amount and size fractions of gold recovered. Clast size was generally consistent within the excavation samples, however, the creek sediments showed few clasts over 2 inches in diameter.

Equipment used in the sampling and processing endeavor consisted of:
· Hand tools – picks, shovels, buckets, gold pans and classifiers.
· Pro Line 3” highbanker with 5.5 hp Honda motor & HP 300 pump.

The material was processed by hand shoveling into the highbanker, and the concentrates were collected and hand-panned for gold analysis.

Table 1, below, summarizes the observations made by our consulting geologist regarding the material process from the 3 waste pile sites and from the creek sediments on the claim:

Table 1
		Percent Roundness			Black Sand	Gold Character
	Yards (yds3)	Angular	Sub-Angular	Sub-Rounded	Concentrations (A, M, W)
Excavation 1	0.2	35	55	10	Abundant	1 nugget, some flakes, some powder
Excavation 2	0.42	65	25	10	Weak to Mod	Few flakes, some powder
Excavation 3	0.28	75	20	5	Weak	Trace flakes, trace powder
Creek Sediments	0.26	10	20	70	Weak	Trace powder

The data collected shows that gold was recovered in all the sediments sampled. Samples from one of the old mining excavations, which likely came from at or near the bedrock, contained the highest and coarsest populations of gold. This confirms the historic records that the target deposit is the basal stratigraphic section. The greatest amount of gold was recovered from Excavation 1, which showed an elevated population of sub-angular clasts, a moderate population of angular clasts, and an abundance of black sands. Comparatively amongst the excavation samples, the higher the clast angularity, the less gold was recovered. This is also true for the lesser amounts of black sand.

Data also shows the larger gold size fraction came from Excavation 1. Based upon the characterization descriptions, it is likely that these sediments came at or near bedrock, whereupon the sediments from Excavations 2 and 3 likely came from stratifications above the basal section.  The least amount of gold was recovered from the creek sediments, which showed a high population of sub-rounded sediments and weak abundance of black sands. This was not unexpected, as none of those samples came from on or near the bedrock.

The roundness of the clasts is an indicator of time of transport of the sediment. Long transports have clasts that are more round and short transports have clasts that are more angular. The data suggests that the source area for the gold was most likely a moderate distance away, which would confirm that both gold mineralization of local bedrock and auriferous Tertiary gravels may have played a role in the source area of the deposit.

Based on the results of our initial Phase 1 reconnaissance sampling program, our consulting geologist has recommended taking additional steps in a multi-level exploration plan to mine the placer deposits of the Check and Checkmate claim.

Recommendations for additional sampling and testing include:

•	Preparing and submitting permits for the use of mechanical excavating and processing equipment.

•	Processing of the waste piles from selected historical excavations.

•	Bulk sampling the waste piles developed from the Newton Pond excavation.

•	Bulk sampling of the active stream sediments.

•	Conducting geophysical investigations to determine the bedrock morphology to ascertain the location of the “pay streak” and the extent of historical underground workings.

Our Phase I reconnaissance sampling program was completed at a cost of $3,500.  As discussed in more detail under “Management Discussion and Analysis of Financial Condition and Results of Operations,” below, we currently plan to pursue a sampling program on the property at an approximate cost of $15,000.

Geology and Potential Gold Sources on the Check and Checkmate Claim

The Check and Checkmate placer claim is located at elevations between 3580 and 3780 feet amsl. The topography is a shallow, relatively wide, bowl-shaped ravine. The surrounding ridge crests reach an elevation of 4500 feet amsl on the west, 3800 feet amsl on the east, and 4000 feet amsl on the south. The valley is tilted gently to the north-northeast. The ridge to the west has the characteristic flat top, which is commonly found throughout the area as being the erosional platform of the auriferous proto-Feather River. The smaller ridges to the east and southeast also show flat tops, but have had much erosion and may have lost the evidence of these geologic deposits. The site is an open coniferous wooded environment. Some of the old-growth trees still exist and are hundreds of years old. There is much second and third generation timber and many saplings are forging a new generation of timber. The private land west of the claim was recently thinned of trees. Vegetation quickly regrows in this climate making it difficult to determine the age of previous disturbances.

Little Blackhawk Creek is a small perennial creek that flows through the Check and Checkmate claim in a northeasterly direction. The creek has a number of tributaries with the main fork beginning high up on the western ridge. Two minor tributaries contribute to the creek from lower elevations. The creek has relatively low flow throughout most of the year, with depths of only a few inches and a width of less than three feet. Scouring, accumulated organic debris, and storm water runoff can be significant. Down-cutting of the creek is fairly active and has left several remnant terrace deposits. The active channel has as much as 20 vertical feet of erosion and the northern end of the claim. Newton Pond is a man-made pond on the property of approximately one-half acre in size.

Rocks of the Northern Sierra are subdivided into the Eastern, Central and Western Metamorphic Belts that are separated by ultramafic (greenstone and serpentine) belts. Bedrock underlying the Check and Checkmate claim is composed of rocks of the Eastern Metamorphic Belt, and principally of the Silurian (and possible late Ordovician) Shoe Fly Formation. It is mostly composed of slate, but has several sandstone layers. It is light gray to black with abundant iron oxide stains, blocky to fissile texture, and is highly deformed in some locations, thus forming the slate and schist. It general strikes N30-40W, however, deformation can cause considerable variation in strike. Quartz veining is prevalent and thicknesses vary from less than 1 mm to as wide as a couple of meters.

Aside from the prominent structure associated with the Sierra Nevada is the relatively recent post Miocene Almanor-Mohawk Valley Fault Zone. This obliqueslip fault zone is partially associated with the regional Walker-Lane Shear Zone. It has predominantly oblique-slip that has created modest horizontal and vertical displacements along a trend that extends for more than 100 miles.
Characteristically, it has created a stair-stepped morphology with large, linear down-dropped valleys. American Valley, located just west of the Check and Checkmate claim, is the local down-dropped valley. As the fault zone began millions of years ago, it created the depression whereby the proto-Feather River flowed. Continued uplift and erosion of highly mineralized areas to the southeast contributed abundant fluvial gold to the system. As continued uplift and down cutting occurred, remnant stream terraces were left behind. These deposits eventually eroded and would have contributed gold to the down valley alluvial deposits, such as the Check and Checkmate claim site.

The potential sources of gold for the Check and Checkmate claim are from the erosion of the mineralized bedrock Shoe Fly formation and from proto-Feather River channel deposits that are remnant on the surround ridge crests.

Proto-Feather River channel deposits on some of the surrounding ridge crests have been extensively mined since the mid 1800s.

Competition

The mineral exploration industry, in general, is intensely competitive and even if commercial quantities of reserves are discovered, a ready market may not exist for the sale of the reserves.

Most companies operating in this industry are more established and have greater resources to engage in the production of mineral claims.  We were incorporated on May 21, 2010 and our operations are not well-established.  Our resources at the present time are limited.  We may exhaust all of our resources and be unable to complete full exploration of the Check and Checkmate mineral claim.  There is also significant competition to retain qualified personnel to assist in conducting mineral exploration activities.   If a commercially viable deposit is found to exist and we are unable to retain additional qualified personnel, we may be unable to enter into production and achieve profitable operations.  These factors set forth above could inhibit our ability to compete with other companies in the industry and entered into production of the mineral claim if a commercial viable deposit is found to exist.

Numerous factors beyond our control may affect the marketability of any substances discovered.  These factors include market fluctuations, the proximity and capacity of natural resource markets and processing equipment, government regulations, including regulations relating to prices, taxes, royalties, land tenure, land use, importing and exporting of minerals and environmental protection.  The exact effect of these factors cannot be accurately predicted, but the combination of these factors may result our not receiving an adequate return on invested capital.

Compliance with Government Regulation

The General Mining Law of May 10, 1872, as amended (30 U.S.C. §§ 22-54 and §§ 611-615) is the major U.S. federal law governing locatable minerals. This law allows citizens of the United States the opportunity to explore for, discover, and purchase certain valuable mineral deposits on those federal lands that are open to mineral entry. The law sets general standards and guidelines for claiming the possessory right to a valuable mineral deposit discovered during exploration. The General Mining Law allows for the enactment of state laws governing location and recording of mining claims and sites that are consistent with federal law. The federal regulations implementing the General Mining Law are found at Title 43 of the Code of Federal Regulations (CFR) in Groups 3700 and 3800.

A mining claim is a selected parcel of U.S. federal land, valuable for a specific mineral deposit or deposits, for which the claimant has asserted a right of possession under the General Mining Law. Our rights to the Check and Checkmate claim are restricted to the exploration and extraction of a mineral deposit. The rights granted by a mining claim protect against a challenge by the United States and other claimants only after the discovery of a valuable mineral deposit. The two types of mining claims are lode and placer. The Check and Checkmate claim is a Placer claim. Placer claims cover all those deposits not subject to lode claims. Placer claims generally included deposits of mineral-bearing sand and gravel containing free gold or other detrital minerals. The Check and Checkmate claim is an unpatented mining claim.  A patented mining claim is one for which the federal government has conveyed title, making it private land. Since October 1, 1994, the BLM has been prohibited by acts of Congress from accepting any new mineral patent applications.

Generally, all claimants must pay an annual maintenance fee per claim or site to the BLM, or file for a waiver from payment of fees by September 1 of each year. Failure to file for a waiver or pay the fee by September 1 results in the claim or site becoming forfeited by operation of law. Claimants having an interest in 10 or fewer claims nationwide may elect to file for a waiver from payment of the maintenance fee and perform annual labor or make improvements worth $100 each year for each mining claim held. Assessment work is work or labor that performed that develops the claim for production (43 CFR Part 3836). Geological, geophysical, and geochemical surveys may qualify as assessment work for a limited period. Use of these surveys requires the filing of a detailed report, including basic findings.

State laws also require the annual filing of an affidavit of assessment work with the proper county if the work is performed. The filing of an affidavit of annual assessment work with both the local county office and the proper BLM State Office is required if the claimant elects to file a waiver from payment of the maintenance fees. The affidavit or proof of labor must be filed no later than December 30 following the filing of a waiver in the proper BLM State Office and in the county or borough recorder’s office.

Performance of assessment work must be within a certain period referred to as the assessment year. The assessment year begins at noon of each September 1. It ends at noon September 1 of the next year (43 CFR Part 3836). Performance of assessment work need not occur during the first assessment year of location.

The Check and Checkmate claim is located in the Plumas National Forest. Although the BLM in the Department of the Interior is primarily responsible for management of government-owned minerals, the Forest Service is responsible for the management of surface resources of National Forest System lands. Since it is impossible to separate mineral operations from surface management, the agencies have developed cooperative procedures to accommodate their respective responsibilities.  Mining and related activities on National Forest System lands are governed by specific laws that identify procedures and conditions under which prospecting, exploration, and development of minerals can be carried out.

Exploration and mining activities are administered by the Forest Service by regulations of the Secretary of Agriculture contained in 36 CFR 228 Part A. The regulations require that operations conducted under the authority of the mining laws which might cause significant surface resource disturbance must be covered by an operating plan approved by an authorized officer of the Forest Service, generally the District Ranger.  Before commencing our anticipated sampling program, we intend to submit an operating plan to the local District Ranger with the assistance of our consulting geologist. Our operating plan must describe the nature of the project, the equipment to be used, and our proposed measures for minimizing the impact of the operation on air and water quality, fish and wildlife, and other matters.  In addition, the operating plan must describe our proposed reclamation standards, including revegetation, containment of tailings and waste, and final surface shaping. In the evaluation of our plan of operations, the Forest Service will consider the environmental effects of the mineral operation, including whether the proposed operation represents part of a logical sequence of activities, and whether the proposed activity is reasonable for the stage proposed.  The Forest Service may, as part of the operating plan, impose reasonable conditions which do not materially interfere with our anticipated operations.

The public has the conditional right to cross mining claims or sites for recreational and other purposes and to access federal lands beyond the claim boundaries. Although claimants have a right of access to a mining claim or site across federal lands, they are not allowed to cause unnecessary or undue degradation of the surface resources. Claimants may be liable for damages if found responsible for unnecessary loss of or injury to property of the United States. We may not construct permanent structures, mobile structures, or store equipment without the prior approval of an authorized federal official.

Employees

We have no employees as of the date of this prospectus other than our president and CEO, Mr. Edgerton. We conduct our business largely through agreements with consultants and other independent third party vendors.

Research and Development Expenditures

We have not incurred any research or development expenditures since our incorporation.

Subsidiaries

We do not currently have any subsidiaries.

Patents and Trademarks

We do not own, either legally or beneficially, any patent or trademark.

Description of Property

The “Check and Checkmate” federal placer mining claim (BLM CAMC 296945; Plumas County No. 2010-0001995) is located on Little Blackhawk Creek near Quincy, Plumas County, California, and is roughly 70 acres in size.  Figure 1, below, shows the location of the Property and the means of highway access to the property in Northern California.

N
6 Miles
Hwy 36
Hwy 395
Hwy 36/89
Hwy 32
Hwy 89
Hwy 70
Hwy 70/89
Placer Claim Location
Susanville
Johnstonville
Leavitt
Mason Sta
Fredonyer Pass
Westwood
Chester
Clear Creek
Lake Almanor
Almanor
Canyondam
Greenville
Crescent Mills
Taylorsville
Genesee
Moccasin
Seneca
Caribou
Butt Valley Reservoir
Round Valley Reservoir
Janesville
Thompson Pk
Antelope Lake
Kettle Rock
Babcock Pk
Mineral
Morgan Summit
St Bernard
Colby Mtn
Jonesville
Butte Meadows
Belden
Red Hill
Paxton
Twain
Keddie
Quincy
East Quincy
Massack
Meadow Valley
Bald Eagle Mtn
Storrie
Bucks Lake
Claremont
Chambers Peak
Inskip
Stirling City
Sloat
Cromberg
Lake Davis
Smith Pk
Mt Ingalls
Red Mountain
NATIONAL
FOREST
PLUMA
STANDARD

Advanced Geologic Exploration, Inc.
Scientists of the Earth™

P.O. Box 1956 • Chester • California • 96020
Tel: (530) 258-4228 • Fax: (530) 258-4339

Check and Checkmate*

*Check and Checkmate Placer Claim Excludes all private lands.

Placer Claim Regional Map	
1 Claim Block, ±80 Acres	T. 24N, R. 09E, Sec. 3
Blackhawk Creek	Plumas National Forest

Figure 2, below, shows the boundaries of the Check and Checkmate claim block and the elevations on and around the property.

3685
3600
Little
3800
N
24N12
25N12
Newton
Mine
Newtown
Flat
3734
3800
1320'
4000
4200
24N86
3800
24N15Y
3959
3800
3866
4000
3800
4104

Advanced Geologic Exploration, Inc.
Scientists of the Earth™
P.O. Box 1956 • Chester • California • 96020
Tel: (530) 258-4228 • Fax: (530) 258-4339

Check and Checkmate*

***Check and Checkmate Placer Claim Excludes all private lands.**

Placer Claim Detail Map	
1 Claim Block, ±80 Acres	T. 24N, R. 09E, Sec. 3
Blackhawk Creek	Plumas National Forest

Legal Proceedings

We are not currently a party to any legal proceedings. We are not aware of any pending legal proceeding to which any of our officers, directors, or any beneficial holders of 5% or more of our voting securities are adverse to us or have a material interest adverse to us.

Our agent for service of process in Nevada is Taylor Edgerton, 1285 Baring Blvd., Sparks, Nevada 89434.

Market for Common Equity and Related Stockholder Matters

No Public Market for Common Stock

There is presently no public market for our common stock.  We anticipate making an application for trading of our common stock on the over the counter bulletin board upon the effectiveness of the registration statement of which this prospectus forms a part.  We can provide no assurance that our shares will be traded on the bulletin board, or if traded, that a public market will materialize.

The Securities Exchange Commission has adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks. Penny stocks are generally equity securities with a price of less than $5.00, other than securities registered on certain national securities exchanges or quoted on the NASDAQ system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system.  The penny stock rules require a broker-dealer, prior to a transaction in a penny stock, to deliver a standardized risk disclosure document prepared by the Commission, that: (a) contains a description of the nature and level of risk in the market for penny stocks in both public offerings and secondary trading;(b) contains a description of the broker's or dealer's duties to the customer and of the rights and remedies available to the customer with respect to a violation to such duties or other requirements of Securities' laws; (c) contains a brief, clear, narrative description of a dealer market, including bid and ask prices for penny stocks and the significance of the spread between the bid and ask  price;(d) contains a toll-free telephone number for inquiries on disciplinary actions;(e) defines significant terms in the disclosure document or in the conduct of trading in penny stocks; and;(f) contains such other information and is in such form, including language, type, size and format, as the Commission shall require by rule or regulation.

The broker-dealer also must provide, prior to effecting any transaction in a penny stock, the customer with; (a) bid and offer quotations for the penny stock;(b) the compensation of the broker-dealer and its salesperson in the transaction;(c) the number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock; and (d) a monthly account statements showing the market value of each penny stock held in the customer's account.

In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules; the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written acknowledgment of the receipt of a risk disclosure statement, a written agreement to transactions involving penny stocks, and a signed and dated copy of a written suitability statement.

These disclosure requirements may have the effect of reducing the trading activity in the secondary market for our stock if it becomes subject to these penny stock rules. Therefore, because our common stock is subject to the penny stock rules, stockholders may have difficulty selling those securities.

Holders of Our Common Stock

Currently, we have one (1) holder of record of our common stock.

Rule 144 Shares

None of our common stock is currently available for resale to the public under Rule 144.

In general, under Rule 144 as currently in effect, a person who has beneficially owned shares of a company's common stock for at least one year is entitled to sell within any three month period a number of shares that does not exceed the greater of:

1.	one percent of the number of shares of the company's common stock then outstanding; or

2.	the average weekly trading volume of the company's common stock during the four calendar weeks preceding the filing of a notice on form 144 with respect to the sale.

Sales under Rule 144 are also subject to manner of sale provisions and notice requirements and to the availability of current public information about the company.

Under Rule 144(k), a person who is not one of the company's affiliates at any time during the three months preceding a sale, and who has beneficially owned the shares proposed to be sold for at least two years, is entitled to sell shares without complying with the manner of sale, public information, volume limitation or notice provisions of Rule 144.

Stock Option Grants

To date, we have not granted any stock options.

Dividends

There are no restrictions in our articles of incorporation or bylaws that prevent us from declaring dividends.  The Nevada Revised Statutes, however, do prohibit us from declaring dividends where after giving effect to the distribution of the dividend:

1.	we would not be able to pay our debts as they become due in the usual course of business, or;
2.
our total assets would be less than the sum of our total liabilities plus the amount that would be needed to satisfy the rights of shareholders who have preferential rights superior to those receiving the distribution.

We have not declared any dividends and we do not plan to declare any dividends in the foreseeable future.

Financial Statements

Index to Financial Statements:

Audited Financial Statements:

F-1	Report of Independent Registered Public Accounting Firm
F-2	Balance Sheet as of November 30, 2010;
F-3	Statement of Operations for the Period from May 21, 2010 (date of inception) to November 30, 2010;
F-4	Statement of Stockholders’ Equity as of November 30, 2010
F-5	Statement of Cash Flows for the Period from May 21, 2010 (date of inception) to November 30, 2010;
F-6	Notes to Financial Statements;

Silberstein Ungar, PLLC CPAs and Business Advisors
Phone (248) 203-0080
Fax (248) 281-0940
30600 Telegraph Road, Suite 2175
Bingham Farms, MI 48025-4586
www.sucpas.com

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Directors
Northwest Resources, Inc.

Sparks, Nevada

We have audited the accompanying balance sheet of Northwest Resources, Inc. (an exploration stage company) as of November 30, 2010 and the related statements of operations, stockholder’s equity and cash flows for the period from May 21, 2010 (date of inception) to November 30, 2010.  These financial statements are the responsibility of the Company’s management.  Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company has determined that it is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting.  Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.  An audit includes examining on a test basis, evidence supporting the amounts and disclosures in the financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audit provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Northwest Resources, Inc. as of November 30, 2010, and the results of its operations and its cash flows for the period from May 21, 2010 (date of inception) to November 30 2010, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern.  As discussed in Note 5 to the financial statements, the Company has not yet received revenue from sales of products or services, has limited working capital, and has incurred losses from operations.  These factors raise substantial doubt about the Company’s ability to continue as a going concern.  Management’s plans with regard to these matters are described in Note 5. The accompanying financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Silberstein Ungar PLLC

Silberstein Ungar, PLLC
Bingham Farms, Michigan
December 22, 2010

NORTHWEST RESOURCES, INC.
 (AN EXPLORATION STAGE COMPANY)
BALANCE SHEET
AS OF NOVEMBER 30, 2010

ASSETS

Current Assets
Cash and equivalents	$9,904

Other Assets
Mineral property	6,500

Total Assets	$16,404

LIABILITIES AND STOCKHOLDER’S EQUITY

Current Liabilities
Accrued professional fees	$8,146

Total Liabilities	8,146

Stockholder’s Equity
Preferred stock – $.001 par value, 10,000,000 shares authorized, -0- shares issued and outstanding	0
Common stock – $.001 par value, 90,000,000 shares authorized, 8,000,000 shares issued and outstanding	8,000
Additional paid in capital	12,000
Deficit accumulated during the exploration stage	(11,742)
Total Stockholder’s Equity	8,258

TOTAL LIABILITIES AND STOCKHOLDER’S EQUITY	$16,404

See accompanying notes to financial statements.

NORTHWEST RESOURCES, INC.
(AN EXPLORATION STAGE COMPANY)
STATEMENT OF OPERATIONS
PERIOD FROM MAY 21, 2010 (INCEPTION) TO NOVEMBER 30, 2010

REVENUES	$0

OPERATING EXPENSES
Professional fees	8,146
Exploration costs	3,500
General and administrative	96
TOTAL OPERTATING EXPENSES	11,742

NET LOSS BEFORE PROVISION FOR INCOME TAX	(11,742)

PROVISION FOR INCOME TAX	-

NET LOSS	$(11,742)

NET LOSS PER SHARE:
Basic and diluted	$(0.00)

WEIGHTED AVERAGE NUMBER OF SHARES OUTSTANDING	3,989,041

See accompanying notes to financial statements.

NORTHWEST RESOURCES, INC.
(AN EXPLORATION STAGE COMPANY)
STATEMENT OF STOCKHOLDERS’ EQUITY
PERIOD FROM MAY 21, 2010 (INCEPTION) TO NOVEMBER 30, 2010

	Common Stock		Additional Paid-in	Deficit Accumulated During the Exploration
	Shares	Amount	Capital	Stage	Total

Balance, May 21, 2010 (Inception)	-	$-	$-	$-	$-

Issuance of shares for cash to founder at $.0025 per share	8,000,000	8,000	12,000	-	20,000

Net loss for the period ended November 30, 2010	-	-	-	(11,742)	(11,742)

Balance, November 30, 2010	8,000,000	$8,000	$12,000	$(11,742)	$8,258

See accompanying notes to financial statements.

NORTHWEST RESOURCES, INC.
(AN EXPLORATION STAGE COMPANY)
STATEMENT OF CASH FLOWS
PERIOD FROM MAY 21, 2010 (INCEPTION) TO NOVEMBER 30, 2010

CASH FLOWS FROM OPERATING ACTIVITIES
Net loss for the period	$(11,742)
Adjustments to Reconcile Net Loss to Net Cash Used in Operating Activities:
Change in assets and liabilities:
Increase in accrued professional fees	8,146
CASH FLOWS USED IN OPERATING ACTIVITIES	(3,596)

CASH FLOWS FROM INVESTING ACTIVITIES
Acquisition of mineral property	(6,500)
CASH FLOWS USED IN INVESTING ACTIVITIES	(6,500)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from sale of common stock	20,000
Proceeds from note payable	5,100
Repayment of note payable	(5,100)
CASH FLOWS PROVIDED BY FINANCING ACTIVITIES	20,000

NET INCREASE IN CASH	9,904

CASH, BEGINNING OF PERIOD	-

CASH, END OF PERIOD	$9,904

SUPPLEMENTAL CASH FLOW INFORMATION
Interest paid	$0
Income taxes paid	$0

See accompanying notes to financial statements.

NORTHWEST RESOURCES, INC.
(AN EXPLORATION STAGE COMPANY)
NOTES TO FINANCIAL STATEMENTS
NOVEMBER 30, 2010

NOTE 1 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Nature of Business

Northwest Resources, Inc. (‘Northwest” or the “Company”) was incorporated in Nevada on May 21, 2010. Northwest is an exploration stage company and has not yet realized any revenues from its operations. Northwest is currently conducting exploration activities on its mining claim.

Exploration Stage Company
The accompanying financial statements have been prepared in accordance with generally accepted accounting principles related to accounting and reporting by exploration stage companies.  An exploration stage company is one in which planned principal operations have not commenced or if its operations have commenced, there has been no significant revenues there from.

Accounting Basis
The Company uses the accrual basis of accounting and accounting principles generally accepted in the United States of America (“GAAP” accounting). The Company has adopted a November 30 fiscal year end.

Cash and Cash Equivalents
The Company considers all highly liquid investments with maturities of three months or less to be cash equivalents.  At November 30, 2010, the Company had $9,904 of unrestricted cash to be used for future business operations.

Fair Value of Financial Instruments
Northwest Resources’ financial instruments consist of cash and accrued professional fees. The carrying amount of these financial instruments approximates fair value due to either length of maturity or interest rates that approximate prevailing market rates unless otherwise disclosed in these financial statements.

Concentrations of Credit Risk
The Company maintains its cash in bank deposit accounts, the balances of which at times may exceed federally insured limits. The Company continually monitors its banking relationships and consequently has not experienced any losses in such accounts. The Company believes it is not exposed to any significant credit risk on cash and cash equivalents.

Income Taxes
Income taxes are computed using the asset and liability method.  Under the asset and liability method, deferred income tax assets and liabilities are determined based on the differences between the financial reporting and tax bases of assets and liabilities and are measured using the currently enacted tax rates and laws.  A valuation allowance is provided for the amount of deferred tax assets that, based on available evidence, are not expected to be realized. It is the Company’s policy to classify interest and penalties on income taxes as interest expense or penalties expense. As of November 30, 2010, there have been no interest or penalties incurred on income taxes.

NORTHWEST RESOURCES, INC.
(AN EXPLORATION STAGE COMPANY)
NOTES TO FINANCIAL STATEMENTS
NOVEMBER 30, 2010

NOTE 1 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date the financial statements and the reported amount of revenues and expenses during the reporting period.  Actual results could differ from those estimates.

Revenue Recognition
The Company is in the exploration stage and has yet to realize revenues from operations.  Once the Company has commenced operations, it will recognize revenues when delivery of goods or completion of services has occurred provided there is persuasive evidence of an agreement, acceptance has been approved by its customers, the fee is fixed or determinable based on the completion of stated terms and conditions, and collection of any related receivable is probable.

Basic Income (Loss) Per Share

Basic income (loss) per share is calculated by dividing the Company’s net loss applicable to common shareholders by the weighted average number of common shares during the period. Diluted earnings per share is calculated by dividing the Company’s net income available to common shareholders by the diluted weighted average number of shares outstanding during the year. The diluted weighted average number of shares outstanding is the basic weighted number of shares adjusted for any potentially dilutive debt or equity. There are no such common stock equivalents outstanding as of November 30, 2010.

Recent Accounting Pronouncements

Northwest Resources does not expect the adoption of recently issued accounting pronouncements to have a significant impact on the Company’s results of operations, financial position or cash flow.

NOTE 2 – MINERAL PROPERTY

Costs of exploration, carrying and retaining unproven mineral lease properties are expensed as incurred.  Mineral property acquisition costs are capitalized including licenses and lease payments.  Although the Company has taken steps to verify title to mineral properties in which it has an interest, these procedures do not guarantee the Company's title. Such properties may be subject to prior agreements or transfers and title may be affected by undetected defects.

NORTHWEST RESOURCES, INC.
(AN EXPLORATION STAGE COMPANY)
NOTES TO THE FINANCIAL STATEMENTS
NOVEMBER 30, 2010

NOTE 2 – MINERAL PROPERTY (continued)

Impairment losses are recorded on mineral properties used in operations when indicators of impairment are present and the undiscounted cash flows estimated to be generated by those assets are less than the assets’ carrying amount.

On June 22, 2010, the Company purchased a 100% interest in mining claim number 296945 located in the State of California, County of Plumas. The total purchase price of the claim was $6,500.

NOTE 3 – STOCKHOLDER’S EQUITY

The Company has 90,000,000 shares of $0.001 par value common stock authorized. On June 2, 2010, the Company sold 8,000,000 common shares at $.0025, to its founder for cash proceeds of $20,000.

The Company has 10,000,000 shares of $0.001 par value preferred stock authorized. There are no preferred shares issued and outstanding as of November 30, 2010.

As of November 30, 2010, the company had no warrants or options outstanding.

NOTE 4 – INCOME TAXES

For the period ended November 30, 2010, the Company has incurred net losses and, therefore, has no tax liability.  The net deferred tax asset generated by the loss carry-forward has been fully reserved.  The cumulative net operating loss carry-forward is $11,742 at November 30, 2010, and will begin to expire in the year 2030.

The provision for Federal income tax consists of the following:

2010
Federal income tax attributable to:
Current operations	$3,992
Less: valuation allowance	(3,992)
Net provision for Federal income tax	$0

The cumulative tax effect at the expected rate of 34% of significant items comprising our net deferred tax amount is as follows:

2010
Deferred tax asset attributable to:
Net operating loss carryover	$3,992
Valuation allowance	(3,992)
Net deferred tax asset	$0

NORTHWEST RESOURCES, INC.
 (AN EXPLORATION STAGE COMPANY)
 NOTES TO FINANCIAL STATEMENTS
NOVEMBER 30, 2010

NOTE 5 – LIQUIDITY AND GOING CONCERN

Northwest Resources has not generated any revenues, has limited working capital, and has suffered a loss from operations since inception.  These factors create substantial doubt about the Company’s ability to continue as a going concern.  The financial statements do not include any adjustment that might be necessary if the Company is unable to continue as a going concern.

The ability of Northwest Resources to continue as a going concern is dependent on the Company generating cash from the sale of its common stock and/or obtaining debt financing and attaining future profitable operations or acquiring or merging with a profitable company.  Management’s plans include selling its equity securities and obtaining debt financing to fund its capital requirements; however, there can be no assurance the Company will be successful in these efforts.

NOTE 6 – COMMITMENTS AND CONTINGENCIES

The Company neither owns nor leases any real or personal property. An officer has provided office services without charge. There is no obligation for the officer to continue this arrangement. Such costs are immaterial to the financial statements and accordingly are not reflected herein. The officers and directors are involved in other business activities and most likely will become involved in other business activities in the future.

NOTE 7 – SUBSEQUENT EVENTS

Management has evaluated subsequent events through December 22, 2010, and has determined it does not have any material subsequent events to disclose.

Management Discussion and Analysis of Financial Condition and Results of Operations

Forward-Looking Statements

Management's statements contained in this portion of the prospectus are not historical facts and are forward-looking statements. Factors which could have a material adverse affect on the operations and future prospects of the Company on a consolidated basis include, but are not limited to, those matters discussed under the section entitled “Risk Factors,” above.  Such risks and uncertainties should be considered in evaluating forward-looking statements and undue reliance should not be placed on such statements.

Phase II and III Exploration Plan for the Check and Checkmate Claim

Our business plan is to proceed with the exploration of the Check and Checkmate mineral claim to determine whether there are commercially exploitable reserves of gold.  We intend to proceed with the additional exploration program as recommended by our consulting geologist.

Based on the results of our initial Phase 1 reconnaissance sampling program, our consulting geologist has recommended undertaking additional exploration activities.

Our planned additional exploration activities and their estimated costs are as follows:

	Planned Exploration Activities	Estimated Cost
Phase II	• Preparing and submitting permits for the use of mechanical excavating and processing equipment. • Processing of the waste piles from selected historical excavations. • Bulk sampling the waste piles developed from the Newton Pond excavation. • Bulk sampling of the active stream sediments.	$15,000
Phase III	• Conducting geophysical investigations to determine the bedrock morphology to ascertain the location of the “pay streak” and the extent of historical underground workings.	to be determined

Additional exploration activities are expected to commence in the late Spring of 2011, following the melt of winter snows in the Sierras.  If the maximum offering is subscribed, we will have sufficient funds available to complete Phase II of our exploration program in 2011. We will require additional financing in order complete Phase III of our planned exploration program and to undertake commercial gold production on the Check and Checkmate claim.  In the event that we are able to raise sufficient funds to undertake Phase III, we expect that phase to begin in early 2012. We currently do not have any arrangements for financing and we may not be able to obtain financing when required.

Sampling and other data acquired during our exploration of the Check and Checkmate claim will ultimately determine whether the project will become economically viable. We intend to implement Quality Assurance and Quality Control (QA/QC) protocols that standardize our procedures for collecting samples and obtaining related information. By implementing QA/QC procedures, we intend to help ensure that the resulting data can be verified and validated.  We have not established specific QA/QC procedures for our planned sampling program at this time, but we will do so prior to the taking of samples on the property.  All future reports or other disclosures regarding the results of our anticipated sampling program will include a description of the QA/QC procedures employed.

Operating Budget for Fiscal Year Beginning December 1, 2010

The operating budget for our first full fiscal year consists of planned expenditures for Phase II of our mineral exploration program, as described above, and for necessary legal and accounting expenses.  Management’s estimate of our planned expenditures by category and by fiscal quarter for our first full fiscal year is set forth below:

Expense Category	Q1	Q2	Q3	Q4	Category Totals
Mineral Exploration	$0	$15,000	$0	$0	$15,000
Legal, Accounting	$2,000	$2,000	$2,000	$2,000	$8,000
Quarterly Total	$2,000	$17,000	$2,000	$2,000
Grand Total for fiscal year	$2,000	$19,000	$21,000	$23,000

As of November 30, 2010, we had $9,904 in cash and $1,758 in working capital.  Our ability to conduct further mineral exploration and to fund the budget set forth above will therefore depend upon on raising funds through the current offering.  If the maximum offering is sold, we should have sufficient cash, to fund our budget through the end of the third quarter of our fiscal year beginning December 1, 2010.  If substantially less than the maximum offering is sold, however, our ability to meet our budget and to implement our business plan will be impaired.   Our ability to undertake Phase III of our mineral exploration plan and to meet our planned budget beyond the first three quarters of our current fiscal year will be contingent upon us obtaining additional financing. We currently do not have any arrangements for financing and we may not be able to obtain financing when required.

Significant Equipment

We do not intend to purchase any significant equipment for the next twelve months.

Results of Operations for the Period from May 21, 2010 (Date of Inception) until November 30, 2010

We generated no revenue and incurred $11,742 in expenses for the period from inception on May 21, 2010 until November 30, 2010.  Our expenses consisted of mineral property acquisition and exploration costs, as well as general and administrative expenses.  We therefore recorded a net loss of $11,742 for the period from inception on May 21, 2010 until November 30, 2010. We expect that our operating expenses will increase as we undertake our plan of operations, as outlined above.

Liquidity and Capital Resources

As of November 30, 2010, we had total current assets of $9,904, consisting entirely of cash. We had current liabilities of $8,146 as of November 30, 2010.  Accordingly, we had working capital of $1,758 as of November 30, 2010.

As outlined above, we expect to spend approximately $23,000 toward the initial implementation of our business plan over the course of our first full fiscal year.  As of November 30, 2010, we had $9,904 in cash.  The success of our business plan therefore depends on raising funds through the current offering.  If the maximum offering is sold, we should have sufficient cash to fund our budget through the end of the third quarter of our fiscal year beginning December 1, 2010.  If substantially less than the maximum offering is sold, however, our ability to meet our budget and to implement our business plan will be impaired.   Our ability to undertake Phase III of our mineral exploration plan and to meet our planned budget beyond the first three quarters of our current fiscal year will be contingent upon us obtaining additional financing. In addition, we will require significant additional capital in order to undertake commercial gold production on our mineral claim following completion of our planned exploration activities.  We do not have any formal commitments or arrangements for the sales of stock or the advancement or loan of funds at this time. There can be no assurance that such additional financing will be available to us on acceptable terms, or at all.

Going Concern

As discussed in the notes to our financial statements, we have no established source of revenue.  This has raised substantial doubt for our auditors about our ability to continue as a going concern.  Without realization of additional capital, it would be unlikely for us to continue as a going concern.

Our activities to date have been supported by equity financing.  Management continues to seek funding from its shareholders and other qualified investors to pursue its business plan.

Off Balance Sheet Arrangements

As of November 30, 2010, there were no off balance sheet arrangements.

Changes In and Disagreements with Accountants

We have had no changes in or disagreements with our accountants.

Directors and Executive Officers

Our executive officers and directors and their respective ages as of November 30, 2010 are as follows:

Name	Age	Position(s) and Office(s) Held
Taylor Edgerton	32	President, Chief Executive Officer, Chief Financial Officer, and Director

Set forth below is a brief description of the background and business experience of each of our current executive officers and directors.

Taylor Edgerton.   Mr. Edgerton was appointed as our President, CEO, CFO, and sole Director concurrently with his founding of the company on May 21, 2010.  In addition to his duties at the company, Mr. Edgerton currently serves as a Process Assistant for the SLAM department (Sort, Label, Apply, Manifest) for Amazon.com in Fernley, Nevada.  In that position, Mr. Edgerton currently leads a team of between 5 and 50 associates in processing between 8,000 and 35,000 shipments per shift.  Mr. Edgerton has worked at Amazon.com since November of 2005.  In addition, he is currently working toward degree in Mechanical Engineering with a minor in Mathematics at the University of Nevada, Reno.  Mr. Edgerton does not have any prior experience as a chief executive or as the head of a public company.  There are no other items of specific professional experience, qualifications, or skills that led to his appointment as our sole officer and director.

Directors

Our bylaws authorize no less than one (1) director and no more than thirteen (13) directors.  We currently have one Director.

Term of Office

Our Directors are appointed for a one-year term to hold office until the next annual general meeting of our shareholders or until removed from office in accordance with our bylaws.  Our officers are appointed by our board of directors and hold office until removed by the board.

Significant Employees

We have no significant employees other than our officers and directors.

Executive Compensation

Compensation Discussion and Analysis

The Company presently not does have employment agreements with any of its named executive officers and it has not established a system of executive compensation or any fixed policies regarding compensation of executive officers.  Due to financial constraints typical of those faced by a exploration stage business, the company has not paid any cash and/or stock compensation to its named executive officers

Our sole executive officer holds substantial ownership in the Company and is motivated by a strong entrepreneurial interest in growing our operations and potential revenue base to the best of his ability.   As our business and operations expand and mature, we expect to develop a formal system of compensation designed to attract, retain and motivate talented executives.

Summary Compensation Table

The table below summarizes all compensation awarded to, earned by, or paid to each named executive officer for our last two completed fiscal years for all services rendered to us.

SUMMARY COMPENSATION TABLE
Name and principal position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Taylor Edgerton, President, CEO, CFO, and director	2010	0	0	0	0	0	0	0	0

Narrative Disclosure to the Summary Compensation Table

Our named executive officer does not currently receive any compensation from the Company for his service as an officer of the Company.

Outstanding Equity Awards At Fiscal Year-end Table

The table below summarizes all unexercised options, stock that has not vested, and equity incentive plan awards for each named executive officer outstanding as of the end of our last completed fiscal year.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END
OPTION AWARDS						STOCK AWARDS
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Shares of Stock That Have Not Vested (#)	Market Value of Shares or Shares of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Shares or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Shares or Other Rights That Have Not Vested (#)
Taylor Edgerton	0	0	0	0	0	0	0	0	0

Compensation of Directors Table

The table below summarizes all compensation paid to our directors for our last completed fiscal year.

DIRECTOR COMPENSATION
Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Non-Qualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Taylor Edgerton	0	0	0	0	0	0	0

Narrative Disclosure to the Director Compensation Table

Our directors do not currently receive any compensation from the Company for their service as members of the Board of Directors of the Company.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth, as of November 30, 2010, the beneficial ownership of our common stock by each executive officer and director, by each person known by us to beneficially own more than 5% of the our common stock and by the executive officers and directors as a group. Except as otherwise indicated, all shares are owned directly and the percentage shown is based on 8,000,000 shares of common stock issued and outstanding on January 27, 2011.

Title of class	Name and address of beneficial owner	Amount of beneficial ownership	Percent of class
Common	Taylor Edgerton 1285 Baring Blvd. Sparks, Nevada 89434	8,000,000	100%
Common	Total all executive officers and directors	8,000,000	100%

Common	Other 5% Shareholders
	None

As used in this table, "beneficial ownership" means the sole or shared power to vote, or to direct the voting of, a security, or the sole or shared investment power with respect to a security (i.e., the power to dispose of, or to direct the disposition of, a security). In addition, for purposes of this table, a person is deemed, as of any date, to have "beneficial ownership" of any security that such person has the right to acquire within 60 days after such date.

The persons named above have full voting and investment power with respect to the shares indicated.  Under the rules of the Securities and Exchange Commission, a person (or group of persons) is deemed to be a "beneficial owner" of a security if he or she, directly or indirectly, has or shares the power to vote or to direct the voting of such security, or the power to dispose of or to direct the disposition of such security.  Accordingly, more than one person may be deemed to be a beneficial owner of the same security. A person is also deemed to be a beneficial owner of any security, which that person has the right to acquire within 60 days, such as options or warrants to purchase our common stock.

Securities Authorized for Issuance Under Equity Compensation Plans

To date, we have not adopted a stock option plan or other equity compensation plan and have not issued any stock, options, or other securities as compensation.

Disclosure of Commission Position of Indemnification for Securities Act Liabilities

In accordance with the provisions in our articles of incorporation, we will indemnify an officer, director, or former officer or director, to the full extent permitted by law.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by a director, officer or controlling person of us in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Certain Relationships and Related Transactions

Except as set forth below, none of our directors or executive officers, nor any proposed nominee for election as a director, nor any person who beneficially owns, directly or indirectly, shares carrying more than 5% of the voting rights attached to all of our outstanding shares, nor any members of the immediate family (including spouse, parents, children, siblings, and in-laws) of any of the foregoing persons has any material interest, direct or indirect, in any transaction since our incorporation or in any presently proposed transaction which, in either case, has or will materially affect us.

1.            On June 2, 2010 our founder, president, CEO, CFO, and sole director, Taylor Edgerton, contributed our initial equity capital by purchasing 8,000,000 shares of common stock in exchange for $20,000 at a price of $0.0025 per share.

2.           One June 8, 2010, founder, president, CEO, CFO, and sole director, Taylor Edgerton, advanced us the sum of $5,100 pursuant to a non-interest bearing promissory note payable on demand.  This note was repaid in full on July 1, 2010.

Available Information

We have filed a registration statement on form S-1 under the Securities Act of 1933 with the Securities and Exchange Commission with respect to the shares of our common stock offered through this prospectus.  This prospectus is filed as a part of that registration statement, but does not contain all of the information contained in the registration statement and exhibits.  Statements made in the registration statement are summaries of the material terms of the referenced contracts, agreements or documents of the company.  We refer you to our registration statement and each exhibit attached to it for a more detailed description of matters involving the company, and the statements we have made in this prospectus are qualified in their entirety by reference to these additional materials.  You may inspect the registration statement, exhibits and schedules filed with the Securities and Exchange Commission at the Commission's principal office in Washington, D.C.  Copies of all or any part of the registration statement may be obtained from the Public Reference Section of the Securities and Exchange Commission, 100 F Street, NE, Washington, DC 20549.  Please Call the Commission at (202) 942-8088 for further information on the operation of the public reference rooms.  The Securities and Exchange Commission also maintains a Web Site at http://www.sec.gov that contains reports, proxy Statements and information regarding registrants that files electronically with the Commission.  Our registration statement and the referenced exhibits can also be found on this site.

If we are not required to provide an annual report to our security holders, we intend to still voluntarily do so when otherwise due, and will attach audited financial statements with such report.

Dealer Prospectus Delivery Obligation

Until ________________, all dealers that effect transactions in these securities whether or not participating in this offering may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.